UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2018

CARVANA CO.
(Exact name of registrant as specified in its charter)

Delaware	001-38073	81-4549921
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1930 W. Rio Salado Parkway
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(480) 719-8809
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 28, 2018, the Compensation and Nominating Committee (the “Committee”) of the Board of Directors of Carvana Co. (the “Company”), and, solely with respect to Ernie Garcia, III, the Board of Directors (the “Board”) of the Company, granted time-vested restricted stock units (“Time-Vested RSUs”) and time-vested option shares (“Time-Vested Options”) to the Company’s executive officers, including its named executive officers, pursuant to the Carvana Co. 2017 Omnibus Incentive Plan. Each Time-Vested RSU represents a contingent right to receive one share of the Company’s common stock. Each Time-Vested Option represents a contingent right to purchase one share of the Company’s common stock at an exercise price of $44.21. Both the Time-Vested RSUs and Time-Vested Options vest 25% on April 1, 2019 and monthly thereafter for the following three years, subject to continued employment.

The awards to each our named executive officers are set forth in the table below:

Named Executive Officer	Time-Vested RSUs	Time-Vested Options

Ernie Garcia, III	13,987	15,988
Mark Jenkins	13,113	14,989
Benjamin Huston	13,113	14,989

The restricted stock units and the option shares are subject to the terms contained in the Restricted Stock Unit Agreement and the Nonqualified Stock Option Agreement, respectively, entered into with each participant, the form of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Form of Restricted Stock Unit Agreement

99.2	Form of Nonqualified Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 31, 2018	CARVANA CO.

		By:	/s/ Mark Jenkins
		Name:	Mark Jenkins
		Title:	Chief Financial Officer